Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-153421, 333-60114 and 333-117231) relating to the 2000 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statements on Form S-8 (Nos. 33-74050 and 333-44047) relating to the 1993 Stock Option and Incentive Plan of Shoe Carnival, Inc., the Registration Statement on Form S-8 (No. 33-80979) relating to the Employee Stock Purchase Plan of Shoe Carnival, Inc., and the Registration Statements on Form S-8 (No. 333-82819 and No. 35-1736614) relating to the Outside Directors Stock Option Plan of Shoe Carnival, Inc. and subsidiaries of our reports dated April 15, 2010, relating to the consolidated financial statements and financial statement schedule of Shoe Carnival, Inc., and the effectiveness of Shoe Carnival Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Shoe Carnival, Inc. for the year ended January 30, 2010.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
April 15, 2010